EXHIBIT 1
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                             JOINT FILING AGREEMENT

          In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D with respect to the shares of common capital stock of Philippine Long Distance Telephone Company and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

          In evidence thereof, the undersigned, being duly authorized, hereby executes this Agreement on February 6, 2006.


                          NTT TELEGRAPH AND TELEPHONE CORPORATION

                          By: /s/ Kiyoshi Kousaka
                              -----------------------------
                          Name:   Kiyoshi Kousaka
                          Title:  Senior Vice President


                          NTT COMMUNICATIONS CORPORATION

                          By: /s/ Haruhiko Yamada
                              -----------------------------
                          Name:   Haruhiko Yamada
                          Title:  Vice President and Executive Manager
                                  Corporate Planning